UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2026

EQT Infrastructure Company LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56691	99-3884445
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 34th Floor New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

(917) 281-0850

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Transactional Net Asset Value

On March 18, 2026, EQT Partners Inc., the manager of EQT Infrastructure Company LLC (the “Company”), determined the transactional net asset value (the “Transactional Net Asset Value”) per share, which corresponds to the price at which the Company sells and repurchases its shares. Transactional Net Asset Value per share as of February 28, 2026 is set forth below for each outstanding share class as of such date:

Class	Transactional Net Asset Value per Share
Class Q	$25.84
Class E	$25.81
Class I	$25.71
Class A-I	$25.73
Class A-S	$25.71
Class H	$25.84

As of February 28, 2026, no Class D Shares, Class S Shares, Class J1 Shares and Class J2 Shares were outstanding.

The Transactional Net Asset Value per share is also available on the Company’s website at https://eqtgroup.com/private-wealth/infrastructure/eqic. The contents of the website are not incorporated by reference into, or otherwise a part of, this Current Report on Form 8-K.

For additional information, please see details included in Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Net Asset Value as of February 28, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT Infrastructure Company LLC

By:	/s/ Bethany Oleynick
Name: Bethany Oleynick
Title: Legal Director and Secretary

Date: March 19, 2026